Exhibit 3.1.57

CERTIFICATE OF INCORPORATION

OF

EFM PROGRAMMING, INC.

The undersigned, desiring to form a corporation for profit under the General Corporation Law of Delaware, does hereby certify:

FIRST:	The name of the corporation shall be EFM Programming, Inc.

SECOND:	The address of the corporation’s registered office in the State of Delaware is Corporation Trust Center, 1209 Orange Street, in the City of Wilmington, County of New Castle. The name of its registered agent at this address is The Corporation Trust Company.

THIRD:	The purpose for which the corporation is formed is to engage in any lawful act or activity for which corporations may be formed under the General Corporation Law of Delaware.

FOURTH:	The number of shares which the corporation is authorized to have outstanding is One Thousand (1,000) common shares without par value.

FIFTH:	The name and mailing address of the incorporator is Jon M. Berry, 50 East RiverCenter Boulevard, 12th Floor, Covington, KY 41011.

SIXTH:	The number of directors constituting the initial board of directors shall be one (1) and the name and address of the director for the corporation who is to serve until the first annual meeting of the shareholders or until his successor is elected and qualified is as follows:

Name	Address
Jon M. Berry	50 East RiverCenter Boulevard
12th Floor
Covington, KY 41011

IN WITNESS WHEREOF, I have hereunto subscribed my name, this 13th day of March, 1997.

/s/ Jon M. Berry
Jon M. Berry, Incorporator

CERTIFICATE OF AMENDMENT

TO

CERTIFICATE OF INCORPORATION

OF

EFM PROGRAMMING. INC.

(In accordance with Section 242)

Jon M. Berry, Secretary, of EFM Programming, Inc., a Delaware corporation, do hereby certify that by unanimous written consent of the sole shareholder of EFM Programming, Inc. dated as of June 20, 1997, the Certificate of Incorporation was amended by the following resolution:

RESOLVED, that Article FIRST of the Certificate of Incorporation of EFM Programming, Inc., be, and the same hereby is, amended so that it shall read as follows:

FIRST:	The name of the corporation is Radio-Active Media, Inc.

IN WITNESS WHEREOF, said Secretary of EFM Programming, Inc., acting for and on behalf of said corporation, have hereunto subscribed their names this 20th day of June, 1997.

/s/ Jon M. Berry
Jon M. Berry, Secretary

CERTIFICATE OF CHANGE OF LOCATION OF REGISTERED OFFICE

AND OF REGISTERED AGENT

OF

RADIO-ACTIVE MEDIA, INC.

It is hereby certified that:

1. The name of the corporation (hereinafter called the “corporation”) is RADIO-ACTIVE MEDIA, INC.

2. The registered office of the corporation within the State of Delaware is hereby changed to 2711 Centerville Road, Suite 400, City of Wilmington 19808, County of New Castle.

3. The registered agent of the corporation within the State of Delaware is hereby changed to Corporation Service Company, the business office of which is identical with the registered office of the corporation as hereby changed.

4. The corporation has authorized the changes hereinbefore set forth by resolution of its Board of Directors.

Signed on March 10, 2004.

/s/ Kenneth E. Wyker
Name:	Kenneth E. Wyker
Title:	Senior Vice President

DE BC D-COA CERTIFICATE OF CHANGE 09/00 (#163)